Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of JCM Partners, LLC, a Delaware limited liability company (the “Company”) on Form 10-Q for the quarterly period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gayle M. Ing, as Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”), to the best of her knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GAYLE M. ING

GAYLE M. ING
Chief Executive Officer
November 15, 2004

This certification accompanies the Report pursuant to § 906 of the 2002 Act and shall not be deemed filed by the Company for purposes of Section 18 of the 1934 Act.

This certification is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Company with the requirements of Section 906 of the 2002 Act, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.